UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

CoreSite Realty Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 800 Denver, CO	80265
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 777-2673

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (“Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by CoreSite Realty Corporation (the “Company”) with the United States Securities and Exchange Commission on May 24, 2011 (the “Original Report”).  The sole purpose of this Amendment is to disclose our decision as to how frequently we will include in our proxy materials a nonbinding, advisory stockholder vote on the compensation we pay to our named executive officers.  No other changes have been made to the Original Report.

Section 5 — Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Stockholders held on May 19, 2011, our stockholders voted on a proposal to approve, on a nonbinding, advisory basis, the frequency with which stockholders wish to have a nonbinding, advisory vote on the compensation paid to our named executive officers.  As previously reported in the Original Report, a plurality of votes cast were in favor of holding this vote once every year.  In light of the voting results, our Board of Directors has subsequently determined that we will hold a nonbinding, advisory vote on the compensation paid to our named executive officers once every year until the next required non-binding advisory vote on the frequency of the same, which is no later than the Company’s annual meeting of stockholders in 2017.  Our Board of Directors may, in its discretion, determine to change the frequency with which we will hold this vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORESITE REALTY CORPORATION

Date: August 15, 2011	By:	/s/ Derek S. McCandless

	Name:	Derek S. McCandless
	Title:	Senior Vice President, Legal, and General Counsel